77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a) Revised Schedule A to the Amended and Restated Agreement and Declaration of Trust

of Forward Funds (the “Registrant”), incorporated by reference to Exhibit 23(a)(2) to Post-Effective

 Amendment No. 48 to this Registration Statement filed with the Commission on June 11, 2008.

77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)(1)  Amended and Restated Investment Management Agreement between the Registrant and Forward Management LLC (the “Advisor” or “Forward Management”),  dated as of July 1, 2005 and amended and restated as of January 8, 2008 with respect to the Forward Growth Fund (formerly known as the Forward Emerald Growth Fund), the Forward Banking and Finance Fund (formerly known as the Forward Emerald Banking and Finance Fund), the Forward Opportunities Fund (formerly known as the Forward Emerald Opportunities Fund)  the Forward Emerging Markets Fund (formerly known as the Forward Global Emerging Markets Fund), the Forward International Equity Fund, the Forward Mini-Cap Fund (formerly known as the Forward Hoover Mini-Cap Fund), the Forward Small Cap Equity Fund (formerly known as the Forward Hoover Small Cap Equity Fund), the Forward International Small Companies Fund, the Forward Legato Fund, the Forward Progressive Real Estate Fund (formerly known as the Forward Uniplan Real Estate Investment Fund), the Sierra Club Stock Fund, the Forward Large Cap Equity Fund, the Forward Long/Short Credit Analysis Fund, the Forward International Fixed Income Fund, the Forward Asia Ex-Japan Equities Fund and the Forward Eastern Europe Equities Fund, incorporated by reference to Exhibit (d)(1) to Post-Effective Amendment No. 46 to this Registration Statement filed with the Commission on February 13, 2008.

(e)(2) Amended Exhibit A to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with respect to the Forward Growth Fund, the Forward Banking and Finance Fund, the Forward Opportunities Fund, the Forward Emerging Markets Fund, the Forward International Equity Fund, the Forward Mini-Cap Fund, the Forward Small Cap Equity Fund, the Forward International Small Companies Fund, the Forward Legato Fund, the Forward Progressive Real Estate Fund, the Sierra Club Stock Fund, the Forward Large Cap Equity Fund, the Forward Long/Short Credit Analysis Fund, the Forward International Fixed Income Fund, the Forward Asia Ex-Japan Equities Fund and the Forward Eastern Europe Equities Fund incorporated by reference to Exhibit (d)(2) to Post-Effective Amendment No. 47 to this Registration Statement filed with the Commission on April 29, 2008.

(e)(3) Investment Sub-Advisory Agreement among the Registrant, the Advisor and Conestoga Capital Advisors, LLC dated as of January 2, 2008 with respect to the Forward Legato Fund, incorporated by reference to Exhibit (d)(11) to Post-Effective Amendment No. 46 to this Registration Statement filed with the Commission on February 13, 2008.